Exhibit 99.1

Helius Medical Technologies Announces Planned Five-for-One Reverse Stock Split

NEWTOWN, PA – January 3, 2018 – Helius Medical Technologies, Inc. (TSX: HSM and HSM.WT and OTCQB: HSDT) (“Helius” or the “Company”), a medical technology company focused on neurological wellness, announced today that its board of directors has approved a reverse stock split at a ratio of five (5) shares of Class A common stock of the Company, no par value per share (the “Common Stock”) for one (1) share of Common Stock (the “Reverse Split”).  The Reverse Split will be effective on or shortly following 5:00 pm EST on January 22, 2018, pursuant to the filing of articles of amendment to the Company’s articles of incorporation. The Company’s common stock will begin trading on a split-adjusted basis on January 23, 2018 under the existing trading symbols.   The Reverse Split was previously approved by the shareholders of the Company at the Annual Meeting of the Shareholders of the Company held on June 5, 2017.

As a result of the Reverse Split, each 5 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders, and the number of outstanding common shares will be reduced from approximately 101 million shares to approximately 20 million shares.  The Reverse Split will also apply to common stock issuable upon the exercise of the company’s outstanding stock options and warrants.  No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof.

The Company’s transfer agent Computershare will act as exchange agent for the Reverse Split. Shareholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse stock split, and will not be required to take further action in connection with the reverse stock split, subject to brokers' particular processes.  For those shareholders holding physical stock certificates, Computershare will send instructions for exchanging those certificates for shares held in book-entry form representing the post-split number of shares.  Computershare can be reached at 604-661-9549.

"The reverse split represents a significant milestone for Helius and another step driving long-term shareholder value," commented Phil Deschamps, the Company’s Chief Executive Officer.

Additional information pertaining to the Reverse Split, if implemented, will be set forth in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.  The board of directors of the Company may elect to abandon the Reverse Split at any

Exhibit 99.1

time before the articles of amendment to its articles of incorporation are filed with the State of Wyoming.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a medical technology company focused on neurological wellness. Helius seeks to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself.  Helius intends to file for FDA clearance for the PoNS™ device.  For more information, please visit www.heliusmedical.com.

The Toronto Securities Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws (“forward-looking statements”).

All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include, among others, statements regarding the Reverse Split, ongoing or planned clinical research, expected future development timelines, regulatory submissions and approvals or other business initiatives and objectives.

Forward-looking statements are often identified by terms such as “estimate” “intend” and similar expressions.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the failure of the Company to achieve its business objectives and other risks detailed from time to time in the filings made by the Company with securities regulators.

The reader is cautioned that assumptions used in the preparation of any forward-looking statements may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking statement. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. Risks and uncertainties about the Company’s business are more fully discussed in the Company’s disclosure materials, including its Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission and the Canadian securities regulators and which can be obtained from either at www.sec.gov or www.sedar.com.

The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

Exhibit 99.1

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HELIUS CONTACTS:

Investor Relations:

Josh Berg, 415-205-7891
info@heliusmedical.com